Exhibit 99.1

Celgene PROVIDES Regulatory update on Ozanimod for the Treatment of RELAPSING Multiple Sclerosis

Conference call scheduled for today at 5:30 p.m. ET

SUMMIT, N.J. – (February 27, 2018) – Celgene Corporation (NASDAQ:CELG) today announced that it has received a Refusal to File letter from the United States Food and Drug Administration (FDA) regarding its New Drug Application (NDA) for ozanimod in development for the treatment of patients with relapsing forms of multiple sclerosis. Ozanimod is a novel, oral, selective sphingosine 1-phosphate 1 (S1PR1) and 5 (S1PR5) receptor modulator.

Upon its preliminary review, the FDA determined that the nonclinical and clinical pharmacology sections in the NDA were insufficient to permit a complete review. Celgene intends to seek immediate guidance, including requesting a Type A meeting with the FDA, to ascertain what additional information will be required to resubmit the NDA.

“We remain confident in ozanimod’s clinical profile demonstrated in the pivotal program in relapsing forms of multiple sclerosis,” said Jay Backstrom, M.D., Chief Medical Officer and Head of Global Regulatory Affairs for Celgene. “We will work with the FDA to expeditiously address all outstanding items and bring this important medicine to patients.”

Conference Call Information

Celgene will hold a conference call to discuss this update today at 5:30 p.m. ET. The conference call may be accessed by dialing 1-866-428-9517 for U.S. callers and 1-224-357-2194 for international callers. The passcode for the call is 9179457. The call can also be accessed via an audio webcast in the Investor Relations section of the company website at www.celgene.com. An audio replay will be available through March 6, 2018 by calling 1-855-859-2056 or 1-404-537-3406 and entering access code 9179457.

About Ozanimod

Ozanimod is a novel, oral, selective, sphingosine 1-phosphate 1 (S1PR1) and 5 (S1PR5) receptor modulator in development for immune-inflammatory indications, including relapsing multiple sclerosis, ulcerative colitis and Crohn's disease. Selective binding with S1PR1 is believed to inhibit a specific sub set of activated lymphocytes from migrating to sites of inflammation. The result is a reduction of circulating T and B lymphocytes that leads to anti-inflammatory activity. Importantly, immune surveillance is maintained.

Selective binding with S1PR5 is thought to activate specific cells within the central nervous system (CNS). This has the potential to enhance remyelination and prevent synaptic defects. Ultimately, neurological damage may be prevented.

Ozanimod is an investigational compound that is not approved for any use in any country.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through next-generation solutions in protein homeostasis, immuno-oncology, epigenetics, immunology and neuro-inflammation. For more information, please visit www.celgene.com. Follow Celgene on Social Media: @Celgene, Pinterest, LinkedIn, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the U.S. Securities and Exchange Commission.

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Celgene contacts:

Investors:

Patrick E. Flanigan III

Corporate Vice President, Investor Relations

908-673-9969

Media:

Catherine Cantone

Senior Director, Corporate Communications

908-897-4256

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